Exhibit 99.1



              Viad Corp Announces Third Quarter Results

         Income from Continuing Operations of $1.03 per Share

             Income Before Other Items of $0.77 per Share


    PHOENIX--(BUSINESS WIRE)--Oct. 27, 2006--Viad Corp (NYSE:VVI) today announced third quarter 2006 revenue of $230.5 million, segment operating income of $27.6 million, and income from continuing operations of $22.0 million, or $1.03 per diluted share. Income before other items was $16.3 million, or $0.77 per share, which excludes favorable tax settlements of $5.8 million, or $0.27 per share, and net impairment losses of $132,000 (after-tax), or $0.01 per share. This compares to the company's prior guidance of $0.55 to $0.64 per share and 2005 third quarter income before other items of $8.4 million, or $0.37 per share.

    Paul B. Dykstra, president and chief executive officer, said, "We had another very strong quarter. All of our operating segments realized growth in operating income over 2005. Overall, segment operating income increased 68.8 percent on a revenue increase of 20.6 percent. The increase in revenue was driven mainly by positive show rotation at GES and Exhibitgroup and continued same-show growth at GES."

    Third Quarter 2006 Financial Highlights

    Highlights of the 2006 third quarter and year-to-date results, compared to the 2005 third quarter and year-to-date results, are presented below.



                                              Q3 2006 Q3 2005  Change
                                              ------- ------- --------
                                              ($ in millions)
Revenue                                       $230.5  $191.1     20.6%
Segment operating income                       $27.6   $16.4     68.8%
Operating margins (Note A)                      12.0%    8.6%  340 bps
Income before other items (Note B)             $16.3    $8.4     95.2%
Income before impairment losses/recoveries
 (Note B)                                      $22.2    $9.9       (a)
Income from continuing operations              $22.0    $9.4       (a)
Net income (Note C)                            $23.5   $10.7       (a)
Adjusted EBITDA (Note B)                       $30.1   $19.1     57.3%
Net cash provided by operating activities      $41.8   $24.7     69.3%
Free cash flow (Note B)                        $36.7   $20.6     78.3%




                                                 YTD     YTD
                                                 2006    2005   Change
                                                ------- ------- ------
                                                ($ in millions)
Revenue                                         $701.7  $667.7    5.1%
Segment operating income                         $71.1   $61.4   15.8%
Operating margins (Note A)                        10.1%    9.2% 90 bps
Income before other items (Note B)               $41.8   $31.4   33.4%
Income before impairment losses/recoveries (Note
 B)                                              $54.0   $33.4   61.7%
Income from continuing operations                $54.4   $32.9   65.3%
Net income (Note C)                              $65.4   $34.0   92.1%
Adjusted EBITDA (Note B)                         $86.4   $71.8   20.3%
Net cash provided by operating activities        $75.6   $34.4     (a)
Free cash flow (Note B)                          $58.3   $17.8     (a)




(a)  Change is greater than +/- 100 percent.

(A) For operating margins, the change from the prior year period is presented in basis points.

(B) Income before other items is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries, favorable tax settlements and the after-tax effects of gains on sale of corporate assets. Income before impairment losses/recoveries is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses/recoveries, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before other items, income before impairment losses/recoveries, adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

     These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to both income before impairment losses/recoveries and income before other items. Also see Table Two for reconciliations of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

(C) Net income includes the following results of discontinued operations primarily relating to tax matters associated with previously sold operations: income of $1.5 million in the 2006 third quarter; income of $1.3 million in the 2005 third quarter; income of $3.6 million in 2006 year-to-date; and income of $1.2 million in 2005 year-to-date. Net income in 2006 year-to-date also includes after-tax income from discontinued operations of $7.4 million relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.


    At the end of the third quarter 2006:

    --  Cash and cash equivalents were $197.2 million.

    --  Debt totaled $15.3 million, with a debt-to-capital ratio of
        3.3 percent.

    Also relating to the third quarter 2006:

    -- Viad recorded favorable tax settlements of $5.8 million included in income from continuing operations.

    -- Viad repurchased 79,500 shares of its common stock at an aggregate cost of $2.6 million.

    GES Exposition Services (GES)

    For the third quarter of 2006, GES' revenue was $151.7 million, up $32.1 million or 26.9 percent from $119.6 million in the third quarter of 2005. Third quarter operating income was $9.6 million, up $8.1 million from $1.5 million in 2005. The improved results were due primarily to positive show rotation revenue of approximately $27 million and continued same-show growth.

    Dykstra said, "GES continues to produce terrific growth over 2005. On a year-to-date basis revenue is up $46.8 million or 10.0 percent, due mainly to strong same-show growth driven by GES' focus on being a value-added provider of products and services to both show organizers and exhibitors, as well as continued growth in the overall industry."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's third quarter revenue was $32.0 million, up $4.7 million or 17.1 percent from $27.3 million in the third quarter of 2005. Segment operating results improved $1.4 million to a loss of $2.8 million as compared to a loss of $4.2 million in the 2005 third quarter. The improved results are due to the rotation of a major European air show, which occurred in the second quarter of 2005 and in the third quarter of 2006.

    Dykstra said, "Although Exhibitgroup's results improved from the 2005 third quarter due to the European air show, domestic revenue continued to fall short of 2005 levels. In response to lower domestic sales, we are taking steps to reduce controllable costs and to improve our sales win ratio. Today we announced the appointment of John Jastrem as the new CEO of Exhibitgroup. John comes to us from within Omnicom, the world's largest advertising and marketing services company. He is a proven leader with a strong background in sales and marketing, who has successfully driven significant revenue growth and operational improvements at various businesses. We are confident that John will be able to grow Exhibitgroup's revenue and leverage its excellent cost structure to maximize profits."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2006 third quarter was $46.9 million, up $2.6 million or 5.9 percent from $44.3 million in the third quarter of 2005. Third quarter segment operating income was $20.8 million, up $1.8 million or 9.4 percent from $19.1 million in the 2005 third quarter. Operating margins were 44.5 percent in the 2006 third quarter as compared to 43.1 percent in the 2005 quarter.

    Dykstra said, "Brewster and Glacier Park, Inc. both performed very well during the quarter. As compared to 2005, Brewster saw growth in passenger volume at its gondola and an increase in occupancy at its Mount Royal Hotel. Glacier Park realized strong occupancy at its inns and lodges and an increase in room revenue over the 2005 third quarter."

    2006 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release. In prior quarters, Viad has provided full year guidance for income before impairment recoveries. Beginning this quarter, Viad has also provided guidance for income before other items, which excludes impairment losses/recoveries, tax settlements and gains on sale of corporate assets. Management believes that income before other items provides an important measure of Viad's underlying operating performance.

    Full Year 2006

    Viad's guidance for 2006 full year income before impairment recoveries (which excludes income from discontinued operations) has been increased to $2.28 to $2.35 per share, as compared to prior guidance of $1.96 to $2.07 per share. The increase reflects Viad's stronger than expected third quarter performance, including favorable tax settlements of $0.27 per share, as well as the expectation that, in the fourth quarter, Viad will receive approximately $1.7 million of insurance recoveries related to Hurricane Katrina business interruption claims, which will be recorded in GES' operating income when received. Partially offsetting these increases is a decreased fourth quarter outlook for Exhibitgroup due to reduced revenue expectations. Income before other items (which excludes impairment losses/recoveries, tax settlements and gains on sale of corporate assets) is expected to be in the range of $1.72 to $1.79, which compares to 2005 income before other items of $1.45 per share. The guidance range for 2006 assumes an effective tax rate of 39 percent for the fourth quarter and does not include the effect of any future share repurchases.

    Revenue is expected to increase by a low to mid-single digit rate from the 2005 amount of $826.3 million. Segment operating income is expected to increase by a low to mid-single digit rate from $64.2 million in 2005. Results at GES and the Travel and Recreation Services segment are expected to improve, while lower revenues at Exhibitgroup are expected to negatively impact that segment's operating results.

    Implicit within this guidance, are the following segment revenue and operating income expectations.



                                                          Segment
                                       Segment       Operating Income
                                       Revenue             (Loss)
                                  ------------------ -----------------
                                  low-end   high-end low-end  high-end
                                            ($ in millions)

 GES                              $615.0  to $625.0  $47.5  to  $49.0
 Exhibitgroup                     $148.0  to $154.0  $(4.0) to  $(2.5)
 Travel & Recreation               $78.5  to  $80.5  $22.0  to  $23.0


    Fourth Quarter 2006

    For the fourth quarter, Viad's loss per share is expected to be in the range of $0.21 to $0.14. This compares to income before other items of $0.04 per share in the 2005 fourth quarter. Revenue is expected to decrease by up to 12 percent from the 2005 amount of $158.6 million, due to the expectation of lower revenues at Exhibitgroup. Segment operating loss is expected to be in the range of $5 million to $2 million, as compared to segment operating income of $2.8 million in the 2005 fourth quarter. Show rotation is not expected to have a meaningful impact on the 2006 fourth quarter.

    Dykstra said, "We are having a great year despite the underperformance at Exhibitgroup. Our full year guidance reflects an increase in income before other items per share of 18 percent to 23 percent and we expect free cash flow to increase by more than 50 percent. Both GES and the Travel and Recreation Services segment are on track to realize strong results in 2006."

    Dykstra continued, "We are clearly very disappointed by Exhibitgroup's revenue decline this year and we are taking actions to improve our sales win ratio and to reduce controllable costs. With the addition of John Jastrem, as the new CEO of Exhibitgroup, we are confident that we will be able to successfully grow Exhibitgroup's revenue and leverage its excellent cost structure to maximize profits."

    Dykstra concluded, "Overall, we continue to be on course to deliver growth in revenue, profits and free cash flow during 2006. Be assured that all of our companies remain focused on profitable growth by providing quality products and services to our customers at a good value, while continuing to control our costs to maximize margins. We are committed to winning for all of our stakeholders."

    Conference Call and Web Cast

    Viad Corp will hold a conference call with investors and analysts for a review of third quarter 2006 results on Friday, October 27, 2006 at 9 a.m. (ET). To join the live conference call, dial (800) 765-0709, passcode 3147257, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (888) 203-1112, passcode 3147257, or visit the Viad Web site and link to a replay of the webcast.

    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.



                      VIAD CORP AND SUBSIDIARIES
                    TABLE ONE - QUARTERLY RESULTS
                             (UNAUDITED)


                     Three months ended         Nine months ended
                        September 30,              September 30,
                  ------------------------- --------------------------
(000 omitted,
 except per share
 data)              2006      2005      %     2006      2005      %
                  --------- --------- ----- --------- --------- ------


Revenues (Note A) $230,548  $191,137  20.6% $701,727  $667,680    5.1%
                  ========= ========= ===== ========= ========= ======


Segment operating
 income (Note A)  $ 27,629  $ 16,366  68.8% $ 71,138  $ 61,422   15.8%
Corporate
 activities and
 minority
 interests          (4,243)   (4,103) -3.4%   (9,295)   (9,869)   5.8%
Gain on sale of
 corporate assets
 (Note B)                -         -   (a)     3,468         -   (a)
Restructuring
 recoveries
 (charges) (Note
 C)                   (355)      230   (a)       215       593  -63.7%
Impairment
 recoveries
 (losses) (Note
 D)                   (193)     (843) 77.1%      650      (843)  (a)
Net interest
 income (Note E)     1,614       348   (a)     4,572       760   (a)
                  --------- --------- ----- --------- --------- ------
Income before
 income taxes       24,452    11,998   (a)    70,748    52,063   35.9%
Income tax
 expense (Note F)   (2,429)   (2,627)  7.5%  (16,385)  (19,181)  14.6%
                  --------- --------- ----- --------- --------- ------
Income from
 continuing
 operations         22,023     9,371   (a)    54,363    32,882   65.3%
Income from
 discontinued
 operations (Note
 G)                  1,496     1,328  12.7%   11,026     1,160   (a)
                  --------- --------- ----- --------- --------- ------
Net income        $ 23,519  $ 10,699   (a)  $ 65,389  $ 34,042   92.1%
                  ========= ========= ===== ========= ========= ======

Diluted income
 per common
 share:
 Income from
  continuing
  operations      $   1.03  $   0.42   (a)  $   2.49  $   1.48   68.2%
 Income from
  discontinued
  operations          0.07      0.06  16.7%     0.50      0.05   (a)
                  --------- --------- ----- --------- --------- ------
 Net income per
  share           $   1.10  $   0.48   (a)  $   2.99  $   1.53   95.4%
                  ========= ========= ===== ========= ========= ======

Basic income per
 common share:
 Income from
  continuing
  operations      $   1.04  $   0.42   (a)  $   2.54  $   1.50   69.3%
 Income from
  discontinued
  operations          0.07      0.06  16.7%     0.51      0.05   (a)
                  --------- --------- ----- --------- --------- ------
 Net income per
  share           $   1.11  $   0.48   (a)  $   3.05  $   1.55   96.8%
                  ========= ========= ===== ========= ========= ======

Common shares treated as
 outstanding for net
income per share
 calculations:

  Average
   outstanding
   shares           21,121    22,135  -4.6%   21,456    22,028   -2.6%
                  ========= ========= ===== ========= ========= ======

  Average
   outstanding
   and
   potentially
  dilutive shares   21,424    22,345  -4.1%   21,850    22,211   -1.6%
                  ========= ========= ===== ========= ========= ======

(a) Change is greater than +/- 100 percent.




                      VIAD CORP AND SUBSIDIARIES
                TABLE ONE - NOTES TO QUARTERLY RESULTS
                             (UNAUDITED)

(A) Reportable Segments
                     Three months ended         Nine months ended
                        September 30,              September 30,
                  ------------------------- --------------------------
    (000 omitted)   2006      2005      %     2006      2005      %
                  --------- --------- ----- --------- --------- ------

    Revenues:
     GES
      Exposition
      Services    $151,737  $119,591  26.9% $515,200  $468,361   10.0%
     Exhibitgroup/
     Giltspur       31,953    27,279  17.1%  113,575   132,228  -14.1%
     Travel and
      Recreation
      Services      46,858    44,267   5.9%   72,952    67,091    8.7%
                  --------- --------- ----- --------- --------- ------
                  $230,548  $191,137  20.6% $701,727  $667,680    5.1%
                  ========= ========= ===== ========= ========= ======

    Segment
     operating
     income:
     GES
      Exposition
      Services    $  9,600  $  1,545   (a)  $ 50,373  $ 44,441   13.3%
     Exhibitgroup/
     Giltspur       (2,816)   (4,236) 33.5%   (3,166)   (4,079)  22.4%
     Travel and
      Recreation
      Services      20,845    19,057   9.4%   23,931    21,060   13.6%
                  --------- --------- ----- --------- --------- ------
                  $ 27,629  $ 16,366  68.8% $ 71,138  $ 61,422   15.8%
                  ========= ========= ===== ========= ========= ======

(a) Change is greater than +/- 100 percent.

(B) Gain on Sale of Corporate Assets -- In the first quarter of 2006, Viad sold its remaining interest in its corporate aircraft along with related equipment for $10.0 million, resulting in a gain of $1.7 million ($1.1 million after-tax). Also in the first quarter of 2006, Viad sold certain undeveloped land in Phoenix, Arizona for $2.9 million, resulting in a gain of $1.7 million ($1.1 million after-tax).

(C) Restructuring Recoveries (Charges) -- In the third quarter of 2006, Viad recorded a restructuring charge of $355,000 ($222,000 after-tax) relating to its corporate leased office space. In the third quarter of 2005, Viad reversed restructuring reserves of $230,000 ($132,000 after-tax). In the first nine months of 2006 and 2005, $570,000 ($344,000 after-tax) and $593,000 ($351,000 after-tax), respectively, of restructuring reserves were reversed.

(D) Impairment Recoveries (Losses) -- In the third quarter of 2005, GES' operations in New Orleans were severely impacted by Hurricane Katrina and the related events that occurred. At that time, management made an estimate of the damage to GES' New Orleans property and recorded an asset impairment loss related to the net book value of fixed assets and inventory of $843,000 ($508,000 after-tax). Insurance recoveries recorded in the third quarter of 2006 and in the first nine months of 2006 were $407,000 ($242,000 after-tax) and $1.3 million ($750,000 after-
     tax), respectively, related to claims associated with Hurricane Katrina. Viad anticipates receiving approximately $1.8 million in final settlement of its property and business interruption insurance claims related to GES during the fourth quarter of 2006. Certain claims related to Exhibitgroup remain pending with Viad's insurance carriers and the amounts of recoveries related to Exhibitgroup, if any, remain uncertain. Also during the third quarter of 2006, Viad recorded an impairment loss of $600,000 ($374,000 after-tax) related to the estimated reduction in value of a non-core asset.

(E) Net Interest Income -- Net interest income in the first nine months of 2006 included interest recoveries of $658,000, which were recorded during the first and second quarters and were associated with income tax refunds.

(F) Income Tax Expense -- Income tax expense includes favorable tax settlements of $5.8 million and $1.5 million in the third quarters of 2006 and 2005, respectively, and $10.0 million and $2.0 million in the first nine months of 2006 and 2005, respectively.

(G) Income from Discontinued Operations -- Viad recorded after-tax income from discontinued operations, primarily relating to tax matters associated with previously sold operations, of $1.5 million and $1.3 million in the third quarters of 2006 and 2005, respectively, and $3.6 million and $1.2 million in the first nine months of 2006 and 2005, respectively. 2006 year-to-date income from discontinued operations also includes income of $7.4 million (after-tax) relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.




                      VIAD CORP AND SUBSIDIARIES
       TABLE TWO - INCOME BEFORE IMPAIRMENT LOSSES/RECOVERIES,
    INCOME BEFORE OTHER ITEMS, ADJUSTED EBITDA AND FREE CASH FLOW
                             (UNAUDITED)


                      Three months ended        Nine months ended
                          September 30,            September 30,
                    ------------------------ -------------------------
(000 omitted)        2006     2005      %      2006      2005      %
                    -------- -------- ------ --------- --------- -----

Income before impairment
 losses/recoveries
 and income before
  other items:
  Income from
   continuing
   operations       $22,023  $ 9,371   (a)   $ 54,363  $ 32,882  65.3%
  Impairment losses
   (recoveries), net
   of tax               132      508  -74.0%     (376)      508   (a)
                    -------- -------- ------ --------- --------- -----
  Income before
   impairment
   losses/recoveries 22,155    9,879   (a)     53,987    33,390  61.7%
  Favorable tax
   settlements       (5,828)  (1,513)  (a)    (10,000)   (2,030)  (a)
  Gain on sale of
   corporate assets,
   net of tax             -        -   (a)     (2,164)        -   (a)
                    -------- -------- ------ --------- --------- -----
  Income before
   other items      $16,327  $ 8,366   95.2% $ 41,823  $ 31,360  33.4%
                    ======== ======== ====== ========= ========= =====

                      Three months ended        Nine months ended
                          September 30,            September 30,
                    ------------------------ -------------------------
(per diluted share)  2006     2005      %      2006      2005      %
                    -------- -------- ------ --------- --------- -----

Income before impairment
 losses/recoveries
 and income before
  other items:
  Income from
   continuing
   operations       $  1.03  $  0.42   (a)   $   2.49  $   1.48  68.2%
  Impairment losses
   (recoveries), net
   of tax              0.01     0.02  -50.0%    (0.02)     0.02   (a)
                    -------- -------- ------ --------- --------- -----
  Income before
   impairment
   losses/recoveries   1.04     0.44   (a)       2.47      1.50  64.7%
  Favorable tax
   settlements        (0.27)   (0.07)  (a)      (0.46)    (0.09)  (a)
  Gain on sale of
   corporate assets,
   net of tax             -        -   (a)      (0.10)        -   (a)
                    -------- -------- ------ --------- --------- -----
  Income before
   other items      $  0.77  $  0.37   (a)   $   1.91  $   1.41  35.5%
                    ======== ======== ====== ========= ========= =====

                      Three months ended        Nine months ended
                          September 30,            September 30,
                    ------------------------ -------------------------
(000 omitted)        2006     2005      %      2006      2005      %
                    -------- -------- ------ --------- --------- -----

Adjusted EBITDA:
 Net income         $23,519  $10,699   (a)   $ 65,389  $ 34,042  92.1%
 Income from
  discontinued
  operations         (1,496)  (1,328)  12.7%  (11,026)   (1,160)  (a)
                    -------- -------- ------ --------- --------- -----
 Income from
  continuing
  operations         22,023    9,371   (a)     54,363    32,882  65.3%
 Impairment losses
  (recoveries)          193      843   77.1%     (650)      843   (a)
 Interest expense       444      713   37.7%    1,219     1,872  34.9%
 Income tax expense   2,429    2,627    7.5%   16,385    19,181  14.6%
 Depreciation and
  amortization        5,019    5,585   10.1%   15,044    16,988  11.4%
                    -------- -------- ------ --------- --------- -----
 Adjusted EBITDA    $30,108  $19,139   57.3% $ 86,361  $ 71,766  20.3%
                    ======== ======== ====== ========= ========= =====

                      Three months ended        Nine months ended
                          September 30,            September 30,
                    ------------------------ -------------------------
(000 omitted)        2006     2005      %      2006      2005      %
                    -------- -------- ------ --------- --------- -----

Free Cash Flow:
 Net cash provided
  by operating
  activities        $41,840  $24,719   69.3% $ 75,581  $ 34,359   (a)
 Less:
  Capital
   expenditures      (4,319)  (3,275) -31.9%  (14,695)  (13,921) -5.6%
  Dividends paid       (861)    (886)   2.8%   (2,603)   (2,649)  1.7%
                    -------- -------- ------ --------- --------- -----
  Free cash flow    $36,660  $20,558   78.3% $ 58,283  $ 17,789   (a)
                    ======== ======== ====== ========= ========= =====

(a) Change is greater than +/- 100 percent.


    CONTACT: Viad Corp
             Investor Relations
             Carrie Long, 602-207-2681
             clong@viad.com